CONSENT OF PRICEWATERHOUSECOOPERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2000 relating to the financial statements and financial statement schedules, which appear in the 1999 Annual Report of Powergen plc on Form 20-F.

  /s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
London
6 February 2001